Surf Air Mobility Appoints Jason Secore as Chief Financial Officer

Los Angeles, CA – September 28 - Surf Air Mobility Inc. (NYSE: SRFM) (“Surf Air Mobility” or the “Company”), a leading air mobility platform, today announced the appointment of Jason Secore as Chief Financial Officer, effective September 30, 2026.

Mr. Secore brings 18 years of finance leadership experience across aviation, aerospace, and technology companies. He has served as Chief Financial Officer of Matternet, a full-stack autonomous aviation technology company integrating aircraft, software, and operations. At Matternet, he led the global finance organization and the financing and reverse-merger transaction that took the company from a venture-backed private business to a publicly traded company.

Prior to Matternet, Mr. Secore held senior finance and treasury leadership positions at Arconic, AAR Corp. and Republic Airways, following earlier roles at Frontier Airlines and US Airways. Across his career, he has led public-company finance and investor relations and has extensive experience in capital markets, operational, and financial transformation, strategic transactions, aircraft financing, and building finance and governance infrastructure.

Deanna White, Chief Executive Officer of Surf Air Mobility, said: "Jason's background in capital markets and aircraft financing, combined with his aviation operating experience, gives him an in-depth, practical understanding of both Surf Air Mobility’s airline operations and software businesses. We are confident he will strengthen our financial operations as we continue our path to profitability across SurfOS, our scheduled airline, and Surf On Demand private charter."

Jason Secore, incoming Chief Financial Officer of Surf Air Mobility, said: “Surf Air Mobility sits at the intersection of aviation and technology, which closely aligns with my experience. I look forward to working with the team and bringing my background in public-company finance, investor relations, capital markets, and aviation operations to help strengthen financial execution, support disciplined growth, and build long-term shareholder value.”

Mr. Secore holds an MBA from IE Business School, an MS in Agricultural and Natural Resource Economics from the University of California, Davis, and a BA from Northwestern University.

Mr. Secore succeeds Oliver Reeves as CFO. Mr. Reeves is stepping down to pursue other opportunities. During his tenure, Mr. Reeves helped lead the Company's financial strategy through the early phases of its Transformation Plan. Mr. Reeves will continue to support the Company as an advisor, and the Company thanks Mr. Reeves for his contributions and wishes him well in his future endeavors.

Oliver Reeves, said: “I am grateful for my time at Surf Air Mobility and the opportunity to work with an incredibly dedicated and talented team focused on transforming the future of flight. I look forward to continuing my relationship with the company as an advisor.”

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based air mobility platform. With its AI-enabled SurfOS software, Surf Air Mobility provides technology designed to support the modernization of air operations and the adoption of next-generation aircraft. The Company currently operates one of the largest commuter airlines in the United States by scheduled departures and provides private charter services. Together, these businesses provide the operational scale and real-world operating data to validate and deploy its software. These capabilities position Surf Air Mobility as a leader shaping a more efficient, connected, and accessible future for aviation.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air Mobility’s profitability and future financial results and its ability to achieve its business objectives. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

Surf Air Mobility Media Contacts
Press: press@surfair.com
Investors: investors@surfair.com